News Release

B&W Completes Two-Year Financing Agreement and Credit Extension

•	Extends current revolving credit facility and availability for letters of credit for two years

•	Strengthens capital structure in support of the Company’s long-term operations

(AKRON, Ohio - May 14, 2020) - Babcock & Wilcox Enterprises, Inc. (NYSE: BW) (“B&W”) announced today that the Company has amended its Credit Agreement, which amendment replaces and supersedes the previously disclosed agreement to refinance the Company’s senior debt by May 15, 2020, among other things. Under the terms of the amended Credit Agreement, the Company's current revolving credit facility and availability for letters of credit will be extended for two years with a maturity date of June 30, 2022.

In addition, B. Riley Financial, Inc. (“B. Riley”) has provided $30 million of new Tranche A last-out term loans and has committed to provide $35 million of additional incremental last-out term loans through the maturity date. These incremental last-out term loans will amortize the revolving credit facility through reductions in revolving credit facility commitments over time. The proceeds from the last-out term loans are expected to be used to pay transaction fees and expenses, repay outstanding revolving credit facility borrowings and to support working capital and general corporate purposes. In addition to the $65 million total of funding described above, B. Riley has also committed to make an additional $5 million in last-out term loans available at the Company’s request for working capital purposes.

B. Riley has also provided a limited guaranty for all obligations under the Company's revolving credit facility (other than letters of credit and certain other contingent obligations), including outstanding revolving credit loans and earned interest and fees. This guaranty will replace the refinancing backstop commitment previously provided by B. Riley.

Under the amended Credit Agreement, the current sublimit on borrowings under the revolving credit facility is maintained; the revolving credit facility continues to be available for existing and new letters of credit, subject to certain sublimits; and certain interest payments due to the senior lender syndicate will be deferred to 2021.

The Company has also entered into an agreement with B. Riley to equitize approximately $16.2 million of fees and interest payments through December 31, 2020 on the unpaid principal amount of the last-out term loans, including the new Tranche A term loans. All stock issued in payment of these fees and interest will be valued at a price equal to the average volume weighted average price of the common stock over 15 consecutive trading days beginning on May 15, 2020, subject to customary adjustments and, to the extent required, stockholder approval under the rules of the New York Stock Exchange.

Further details can be found in the Form 8-K filed with the SEC on May 14, 2020.

“The closing of this financing agreement, during an unprecedented global crisis, is a significant accomplishment,” said Kenneth Young, B&W Chief Executive Officer. “With our financial position strengthened and long-term availability to support multi-year projects, we are well-positioned to build on the momentum we have achieved over the last year. We appreciate the continued support of our lenders, customers, suppliers, employees and shareholders as we have worked through this process.”

“The entire management team, along with our experienced and dedicated employees, recognizes the critical role we play to provide essential energy and environmental products and services,” Mr. Young continued. “We are committed to continuing to execute our strategy to leverage our best-in-class core technologies, engineering and services for electric utility, power generation and industrial customers around the world, and to achieve sustained value for our shareholders.”

Forward-Looking Statements

The Company cautions that this release contains forward-looking statements, including, without limitation, statements relating to the application of the proceeds of the term loans under the Agreement, and management expectations regarding future growth and our ability to achieve sustained value for our shareholders. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, the impact of COVID-19 on us and the capital markets; our recognition of any asset impairments as a result of any decline in the value of our assets or our efforts to dispose of any assets in the future; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives, surety bonds, letters of credit and similar financing; our ability to comply with the requirements and service the indebtedness under the amended Credit Agreement; our ability to obtain waivers of required pension contributions; the highly competitive nature of our businesses; general economic and business conditions, including changes in interest rates and currency exchange rates; cancellations of and adjustments to backlog and the resulting impact from using backlog as an indicator of future earnings; our ability to perform contracts on time and on budget, in accordance with the schedules and terms established by the applicable contracts with customers; failure by third-party subcontractors, partners or suppliers to perform their obligations on time and as specified; our ability to successfully resolve claims by vendors for goods and services provided and claims by customers for items under warranty; our ability to realize anticipated savings and operational benefits from our restructuring plans, and other cost-savings initiatives; our ability to successfully address productivity and schedule issues in our Vølund & Other Renewable segment, including the ability to complete our European EPC projects within the expected time frame and the estimated costs; our ability to successfully partner with third parties to win and execute contracts within our SPIG and Vølund & Other Renewable segments; changes in our effective tax rate and tax positions, including any limitation on our ability to use our net operating loss carryforwards and other tax assets; our ability to maintain operational support for our information systems against service outages and data corruption, as well as protection against cyber-based network security breaches and theft of data; our ability to protect our intellectual property and renew licenses to use intellectual property of third parties; our use of the percentage-of-completion method of accounting to recognize revenue over time; our ability to successfully manage research and development projects and costs, including our efforts to successfully develop and commercialize new technologies and products; the operating risks normally incident to our lines of business, including professional liability, product liability, warranty and other claims against us; changes in, or our failure or inability to comply with, laws and government regulations; actual or anticipated changes in governmental regulation, including trade and tariff policies; difficulties we may encounter in obtaining regulatory or other necessary permits or approvals; changes in, and liabilities relating to, existing or future environmental regulatory matters; changes in actuarial assumptions and market fluctuations that affect our net pension liabilities and income; potential violations of the Foreign Corrupt Practices Act; our ability to successfully compete with current and future competitors; the loss of key personnel and the continued availability of qualified personnel; our ability to negotiate and maintain good relationships with labor unions; changes in pension and medical expenses associated with our retirement benefit programs; social, political, competitive and economic situations in foreign countries where we do business or seek new business; the possibilities of war, other armed conflicts or terrorist attacks; the willingness of customers and suppliers to continue to do business with us on reasonable terms and conditions; our ability to successfully consummate strategic alternatives for non-core assets, if we determine to pursue them; and the other factors specified and set forth under "Risk Factors" in our periodic reports filed with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. The Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, and the Company undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W
Headquartered in Akron, Ohio, Babcock & Wilcox is a global leader in energy and environmental technologies and services for the power and industrial markets. Follow us on Twitter @BabcockWilcox and learn more at www.babcock.com.

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Investor Contact:	Media Contact:
Megan Wilson	Ryan Cornell
Vice President, Corporate Development & Investor Relations	Public Relations
Babcock & Wilcox	Babcock & Wilcox
704.625.4944 | investors@babcock.com	330.860.1345 | rscornell@babcock.com